                  SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                   INSCI Corp
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(1), 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 1) Title of each class of securities to which transaction applies:


 2) Aggregate number of securities to which transactions applies:


 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


 4) Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:


 2) Form, Schedule or Registration Statement No.:


 3) Filing Party:


 4) Date Filed:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined

- --------------------------------------------------------------------------------
                                   INSCI CORP
- --------------------------------------------------------------------------------

                          TWO WESTBOROUGH BUSINESS PARK
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (580) 870-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 26, 1996

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INSCI Corp. (the "Company") will be held at the Cornell Club, 6 East 44th Street, New York, N Y 10017, on Thursday, September 26, 1996, at 12:00pm (the "Meeting"), for the following purposes:

        (1) To elect five (5) Directors to serve for the ensuing year or until their successors are elected and have been qualified.

        (2) To ratify the appointment of Mahoney Cohen Rashba & Pokart, CPA, PC as the independent public accountants for the Company's fiscal year ended March 31, 1996.

        (3) To approve the 1997 Equity Incentive Plan authorizing 3,000,000 shares of common stock $0.01 par value to replace 3,077,935 shares under the 1992 Stock Option Plan that will be terminated.

        (4) To ratify the Board of Directors resolution with respect to the direct grant of 3,000,000 stock options to certain employees, directors and consultants.

        (5)  To amend the 1992 Directors Option Plan

        (6) Such other business as may be properly brought before the meeting or any adjustment thereof.

        Only those shareholders who were shareholders of record at the close of business on July 24, 1996 will be entitled to notice of, and to vote at the Meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

July 29, 1996                         BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
                                            /s/ DR. E. TED PRINCE
                                            ------------------------------------
                                            Dr. E. Ted Prince
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

- --------------------------------------------------------------------------------
                                   INSCI CORP
- --------------------------------------------------------------------------------

                           DEFINITIVE PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 1996


            This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of INSCI Corp ("INSCI" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Cornell Club, 6 East 44th Street, New York, NY on September 26, 1996, at 12:00pm, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are encouraged to attend the Annual Meeting. Your proxy is requested, however, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

            At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting, or by appearing and voting in person at the Annual Meeting. It is anticipated that this proxy statement and accompanying proxy will first be mailed to the Company's stockholders on or about August 12, 1996. The Company's 1996 Annual Report to its stockholders on Form 10-K, filed electronically (EDGAR System) with the Securities and Exchange Commission on July 1, 1996, is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to stockholders.

            Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

            The Principal executive offices of the Company are located at Two Westborough Business Park, Westborough, MA 01581. The telephone number is (508) 870-4000.


                      OUTSTANDING SHARES AND VOTING RIGHTS

            The only security entitled to vote at the Annual Meeting is the Company's Common Stock. The Board of Directors, pursuant to the Bylaws of the Company has fixed July 24, 1996, at close of business, as the record date of the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At July 24, 1996, there were 3,955,701 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of the shares of Common Stock outstanding and entitled to vote which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. As per the By-laws of the Company, provided a quorum (majority) of issued and outstanding shares entitled to vote are present in person or by proxy, a majority vote in favor of a proposal is required for approval of an agenda item.

PROPOSAL 1: ELECTION OF DIRECTORS

            The Board of Directors of the Company proposes that the Company's current directors standing for re-election be elected as directors and serve until the next Annual Meeting of the Stockholders and continuing until their successors are elected and qualified. Unless authority is withheld on the proxy it is the intention of the proxy holder to vote for the directors standing for re-election named below.

               NAME                                            CURRENT POSITION WITH COMPANY                          DIRECTOR SINCE
               ----                                            -----------------------------                          --------------
Dr. E. Ted Prince                   [a]    Chief Executive Officer, President, Director and                                 1995
                                           Chief Accounting and Financial Officer
Robert Oxenberg                            Director                                                                         1994
Leonard Gartner                            Director                                                                         1995
Francis X. Murphy                          Director                                                                         1995
Richard T. Gerstner                 [b]    Director                                                                         1996

        [a] Dr. Prince held both the Chief Accounting and Financial Officer positions on an interim basis from May 10, 1996 through July 29, 1996. Mr. Roger C. Kuhn was appointed Vice President and Chief
            Financial Officer effective July 29, 1996

        [b] Mr. Gerstner was appointed as a director of the Company in March
            1996.

            DIRECTORS AND EXECUTIVE OFFICERS

            The directors of the Company are elected each year at the annual meeting of shareholders for terms of one year and until their successors are elected and qualified. The executive officers of the Company are appointed by the Board of Directors to serve until their successors are appointed and qualified. The following are brief descriptions of the directors, nominees and executive officers of the Company.

CURRENT DIRECTORS OF INSCI

            DR. E. TED PRINCE, age 49, was appointed President and Chief Executive Officer of the Company in June 1995. He was elected Chairman of the Board of Directors in August of 1995 and appointed Chief Financial and Accounting Officer in May 1996. Dr. Prince has been President of several software companies and is also President of Perth Ventures, Inc., a New York City based investment banking firm specializing in the emerging technology sector. Dr. Prince is an author and publisher of an industry newsletter, The Technology Fundamentalist. Dr. Prince also serves as a Director for several software companies and has a degree in Political Science from The University of New South Wales (Australia) and a Master and Ph.D. degree from Monash University in Australia.

              ROBERT H. OXENBERG, age 46, served as a Director of the Company from April 1992 to November 1993. Mr. Oxenberg was reappointed to the Board to fill a vacancy in September 1994. Mr. Oxenberg was appointed Chief Executive Officer of Information Management Technologies Corporation ("IMTECH"), the Company's former majority shareholder, in March 1995 and resigned April 1996 as CEO and has served as a director since April 1992. Mr. Oxenberg is a consultant based in Aspen, Colorado. From August 1984 to July 1991, he served as Manager of Corporate Investments for the Anschutz Corporation, a Denver based privately held corporation.

            LEONARD GARTNER, age 54, has been the principal of Gartner and Company, an accounting firm, for the past five years. His firm specializes in structuring debt and equity instruments, advising clients on the financial and tax aspects of acquisitions, stock option plans and stock issuance matters. Mr. Gartner was elected as a Director of INSCI in September 1995.



            FRANCIS X. MURPHY, age 48, was elected a Director of the Company in September 1995. He is the founder of Emerging Technology Ventures, Inc. and has served as President and Chief Executive Officer from its inception in September 1994. From February 1994 through September 1994 Mr. Murphy was the President and Chief Operating Officer of Cryo-Cell International, Inc., a Research and Development stage medical products public company. From 1991 through 1994, he served as President and Chief Operating Officer of Creative Socio-Medics Corp., a wholly owned subsidiary of Advanced Computer Techniques, a provider of technology to the health care industry. He holds both a Bachelors of Arts and Masters of Business Administration in Corporate Finance from Adelphi University.

            RICHARD GERSTNER, age 56, was appointed a Director of the Company in March of 1996. In addition to serving as a Director of INSCI Corp, Mr. Gerstner serves as a Director for the Lyme Disease Foundation. Mr. Gerstner's current position is Managing Director for The Platinum Group. Prior to joining The Platinum Group he served as President and Chief Executive Officer of Telular Corporation, a manufacturer of fixed wireless telecommunications equipment. Mr. Gerstner is a graduate of Villanova University with a Bachelors of Science Degree in Chemical Engineering and holds a Masters of Science in Industrial Engineering from Stanford University.

            JOHN L. GILLIS, age 44, is Executive Vice President-Field Operations and Chief Operating Officer of the Company. Mr. Gillis is not standing for re-election on the Company's Board of Directors but will retain his current title and position within the organization. Mr. Gillis has also served as President of the Company from July 1994 through June 1995. He has served as a director of the Company since October 1993. From August 1992 through November 1993, Mr. Gillis served as Senior Vice President. Mr. Gillis joined the Company as Vice President Sales in November 1990.

THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE (5) NOMINATED DIRECTORS.

PROPOSAL 2: TO RATIFY THE APPOINTMENT OF MAHONEY COHEN RASHBA & POKART, CPA, PC AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY

            The Board of Directors has selected the independent accounting firm of Mahoney Cohen Rashba & Pokart, CPA, PC for the 1996 Fiscal Year. The Board is requesting that the Stockholders ratify the appointment. Representatives of the firm Mahoney Cohen Rashba & Pokart, CPA, PC are expected to be in attendance at the annual meeting.

THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE TO RATIFY THE PREVIOUS APPOINTMENT OF MAHONEY COHEN RASHBA & POKART, CPA, PC AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1996 FISCAL YEAR.

PROPOSAL 3: TO APPROVE THE 1997 EQUITY INCENTIVE PLAN AUTHORIZING 3,000,000 SHARES OF COMMON STOCK $0.01 PAR VALUE TO REPLACE 3,077,935 SHARES UNDER THE 1992 STOCK OPTION PLAN THAT WILL BE TERMINATED.

            The Company's 1997 Equity Plan (as appended hereto) was adopted by the Board of Directors (the "Board") on July 29, 1996 and is being submitted for shareholders approval at the annual meeting. This Plan is the successor plan to the Company's 1992 Stock Option Plan (the "Plan") which will be terminated upon vote of the shareholders. Under the 1992 Plan, 4,000,000 shares of common stock $.01 par value were authorized and reserved for issuance in the form of incentive stock option and non-qualified stock options. Of these, 922,065 stock options had been granted as of March 31, 1996. These stock options are currently outstanding to employees of the Company and other "key persons" and, as such, will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 1992 Plan and individual stock option agreements. The remaining 3,077,935 authorized and reserved shares of common stock are no longer subject to issuance under the 1992 Plan.

            The Board of Directors has approved (subject to shareholder ratification) an additional 3,000,000 shares to be reserved for future use under the new 1997 Equity Incentive Plan (the "1997 Plan"). These new shares in effect replace the 3,077,935 remaining and ungranted shares associated with the terminated 1992 Plan. The 1997 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") consisting of two or more non-employee directors of the Company who are not eligible to receive grants or awards under the 1997 Plan. The plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restricted stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The selection of participants in the 1997 Plan, the determination of the award vehicles to be utilized and the number of stock options or shares subject to an award are determined by the Committee, in its sole discretion, within the approved allocation of shares. The new plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Committee believes that the flexibility of the incentive award vehicles provided for by the 1997 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

            The Committee, subject to the provisions of the 1997 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the plan and supervise the administration of the plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 1997 Plan to Company employees or outside consultants, as appropriate. The exercise price of any stock option granted under the 1997 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 1997 Plan.

THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE TO APPROVE THE 1997 EQUITY INCENTIVE PLAN AUTHORIZING 3,000,000 SHARES OF COMMON STOCK $0.01 PAR VALUE TO REPLACE 3,077,935 SHARES UNDER THE 1992 STOCK OPTION PLAN THAT WILL BE TERMINATED


PROPOSAL 4: TO RATIFY THE BOARD OF DIRECTORS RESOLUTION WITH RESPECT TO THE DIRECT GRANT OF 3,000,000 STOCK OPTIONS TO CERTAIN EMPLOYEES, DIRECTORS AND CONSULTANTS

            During 1996, the Company granted stock options to new and continuing employees, directors and consultants. In light of the Company's turnaround circumstances, the aggregate stock options granted during the fiscal year 1996 were 3,000,000. As of March 31, 1996 there were 2,991,000 options outstanding with exercise prices ranging from $1.44 to $4.38. There were 493,537 stock options exercisable as of March 31, 1996. The stock options are for a term up to five years and have vesting schedules based on different criteria including time qualifications and performance standards. The shares underlying the options are restricted and unregistered. The Board of directors has authorized the grant of these stock options subject to ratification by the Stockholders. The Company plans to register the underlying shares at no cost to the option holders.

THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE TO RATIFY THEIR RESOLUTION TO GRANT 3,000,000 STOCK OPTIONS PREVIOUSLY GRANTED TO EMPLOYEES, DIRECTORS AND CONSULTANTS

PROPOSAL 5. TO AMEND THE 1992 DIRECTORS OPTION PLAN

The Board of Directors has approved (subject to shareholder ratification) that each new director receive $100,000 stock options upon being appointed to the Board of Directors. In addition, the current change of control provision will be modified to contain immediate vesting. The definition of change of control is contained in Section 1 of the herein attached INSCI Corp 1997 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE TO APPROVE AMENDMENTS TO THE 1992 DIRECTORS OPTION PLAN

ADDITIONAL INFORMATION REPORTED TO STOCKHOLDERS

CURRENT EXECUTIVE OFFICERS OF INSCI

In addition to Dr. Prince and Mr. Gillis, the following INSCI employees are executive officers of the Company.

            KRISHAN CANEKERATNE, age 30, was elected Chief Technology Officer and Senior Vice President of the Company in June 1995. He joined the Company in December 1989 as Project Manager/Senior Programmer and was promoted to Director of Software in September 1991, Vice President in November 1992 and Senior Vice President in November 1993. Prior to joining the Company, Mr. Canekeratne worked for the Independent Election Corporation of America.

            ROGER C. KUHN, age 53, joined the Company and was appointed Vice President Finance and Chief Financial Officer on July 29, 1996. Mr. Kuhn has been Chief Financial Officer for Momentum Software Corporation and Acuity Imaging Inc. He was Vice President and Controller of Computervision Corporation. Mr. Kuhn holds a Bachelors of Science in Accounting and Masters of Business Administration in Finance from Fairleigh Dickinson University.

            GEORGE TRIGILIO, JR., age 50, was appointed Executive Vice President and Imaging Division Director in March, 1996. Prior to joining INSCI Corp, Mr. Trigilio established Courtland Group, Inc., and was President and Chief Executive Officer until March 1996 when the Courtland Group was acquired by INSCI.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

            During the fiscal year ended March 31, 1996, there were three (3) meetings of the Board of Directors, of which all Directors attended more than 95% of the meetings. In addition, the Compensation and Audit Committees each met 2 times with full attendance by all members.

            The Audit Committee was established by the Board of Directors in September 1995 and consists of two non-employee directors: Mr. Gartner (Chairman), Mr. Murphy and one outside financial consultant, Mr. B. Nicholas Harvey. Mr. Harvey is the Chief Financial Officer of Transcend Therapeutics, a privately held Bio-Tech firm in Cambridge, Massachusetts. The primary purpose of the Audit Committee is to provide independent and objective oversight of the Company's accounting function and internal controls and to ensure the objectivity of the Company's financial statements. The Committee also reviews and advises the Board of Directors with respect to the Company's insurance coverage and tax policies. The Committee is responsible for engaging the Company's independent accountants and reviews with them (1) the scope and timing of their audit services and any other services they may be asked to perform, (2) their report on the Company's financial statements following the completion of the audit, and (3) the Company's policies and procedures with respect to internal accounting and financial controls. This Committee meets separately with representatives of the Company's independent accountants and with representatives of senior management. The Audit Committee held two meetings since its inception mid-way through fiscal year 1996.

            The Compensation Committee was established by the Board of Directors in September 1995 and consists of three non-employee directors: Mr. Murphy (Chairman), Messrs. Oxenberg and Gartner. The Committee advises the Board of Directors with respect to the Compensation of the Company's employee directors and executive officers and with respect to employee benefit plans. The Committee also is responsible for administering the Company's equity incentive plans and executive bonus program. The Compensation Committee held two meetings since its inception mid-way through fiscal year 1996. The Company's compensation policies are discussed in the Compensation Committee Report on the following page.

THE COMPENSATION COMMITTEE REPORT

            The Company's executive compensation program links management pay with the Company's annual and long-term performance. The program is intended to attract and retain highly-qualified senior managers by providing compensation opportunities that are consistent with the Company's performance. The program provides for base salaries that reflect factors such as level of responsibility, individual contribution, internal fairness and external competitiveness; annual cash bonus awards that are payable for the achievement of financial and operational objectives; and long-term incentive opportunities in the form of stock options that strengthen the mutuality of interest between employees and the Company's stockholders. Among the Compensation Committee's objectives is establishing executive compensation levels comparable to that of companies of similar size and business activity. To that end, the Company will participate in and review the results of various industry surveys. In addition, the Committee may, from time to time, utilize the services of independent consultants to assess external marketplace pay practices. The Committee's purpose is to pay competitive compensation based on a total assessment of salary, cash bonuses and stock options. The Committee therefore uses its discretion and business judgment in setting executive compensation levels. The Committee believes that the resulting total cash compensation paid to the Company's executive officers is within the median range of the selected groups of comparative companies reflected in the data represented by the aforementioned industry surveys. However, in light of the Company's circumstances during the last fiscal year, the Committee believes that providing above-average long-term incentive opportunities (based on shareholder value creation) is reasonable and justified in determining stock option awards.

            The compensation of Dr. E. Ted Prince, Chairman, President and Chief Executive Officer was established by employment contract on June 1995. Dr. Prince's employment contract provided for a $200,000 base salary and significant equity incentives to reward a successful turnaround of the Company. Dr. Prince has been granted a total of 1,200,000 stock options in accordance with the terms of his contract. At the end of the 1996 fiscal year, the Company's Chief Financial Officer provided the Committee with an analysis of the relevant provisions of Dr. Prince's contract and the related bonus calculation. This analysis and calculation indicated that Dr. Prince was eligible to receive a $100,000 bonus award related to his performance for the 1996 fiscal year and the Committee thereafter determined such award to have been earned.

            The Committee also made decisions regarding the payment of cash bonuses to the Company's other executive officers. The purpose of the bonus plan is to reward executive officers based on the overall achievement of corporate goals. Individual bonus awards are based on a written evaluation of the degree of achievement of certain annual performance objectives. The Committee considers, without any specific assignment of weight thereto, factors such as the Company's overall financial performance, the individual's level of compensation relative to the external marketplace, individual performance versus objectives and overall value to the Company. Except for the Chief Executive Officer, fiscal 1996 bonuses earned by executive officers were approximately 30% of base salary.

            The Committee makes recommendations to the Board regarding the award of stock options to certain key employees. The purpose of this program is to provide long-term incentives to key employees to increase shareholder value and to align management's economic interests with those of shareholders. Such stock options have been directly awarded, or awarded under the 1992 Stock Options Plan and, upon shareholder approval, may be awarded under the new 1997 Equity Incentive Plan. These options may be awarded in lieu of or in addition to the cash bonus, and generally incorporate vesting requirements to encourage key employees to continue in the employ of the Company and to encourage management's long-term perspective. The Committee considers the amounts and terms of prior grants in deciding whether to award options for the last completed fiscal year. With respect to the Company's stock option plans, the Committee has retained the services of a compensation consulting firm specializing in employee incentive programs to determine the most effective use of certain types of long term incentives such as stock options, restricted stock, stock appreciation rights and other forms of deferred compensation. During fiscal 1997, the Committee will consider the consultant's recommendation in administering the Company's equity incentive plans going forward.


                                           Compensation Committee

                                           By Francis X. Murphy, Chairman
                                              Robert H. Oxenberg
                                              Leonard Gartner

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            The following table sets forth information regarding the ownership of the Company's Common Stock as of July 24, 1996, the Record Date, by (1) each beneficial owners of more than five percent of the outstanding Common Stock, (2) each director, (3) The Chief Executive Officer and the four most highly compensated other executive officers, and the executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The Company had 3,955,701 shares of common stock outstanding as of July 24, 1996.

                                                                                         NUMBER OF  SHARES
                          NAME OF OWNER OR                                     ----------------------------------        PERCENT OF
                         IDENTITY OF GROUP                                     OTHER [ 1 ]          COMMON [ 2 ]         OUTSTANDING
- ---------------------------------------------------------------------          -----------          ------------         -----------
Information Management Technologies Corp.  130 Cedar Street-4th Floor               -                1,456,667               37%
  New York, NY 10006

CEDE, Depository Trust Co.                                                          -                 810,105                20%
  P.O. Box 20
  New York, NY 10274

Dr. E. Ted Prince, CEO                                                           567,960              570,779                14%
  2 Westborough Business Park
  Westborough, MA 01581

Francis X. Murphy, Director                                                       68,537               78,537                2%
  342 Madison Avenue
  New York, NY 10173

John L. Gillis, COO                                                              102,367              102,367                3%
  2 Westborough Business Park
  Westborough, MA 01581

Krishan Canekeratne, Senior Vice President                                       117,367              118,067                3%
  2 Westborough Business Park
  Westborough, MA 01581

George Trigilio, Jr., Executive Vice President                                      -                  30,193                1%
  5300 Dorsey Hill, Suite 150
  Elicott City, MD 21042

Robert H. Oxenberg, Director                                                      25,000               30,231                1%
  P.O. Box 12381
  Aspen, CO 81612

Leonard Gartner, Director                                                         17,500              117,500                3%
  140 East 56th Street
  New York, NY 10022

All Directors and Executive Officers as a Group                                  898,731             1,047,674               27%

(1) Includes Company stock options that are exercisable or will become exercisable by August 31, 1996 as well as warrants and preferred stock convertible into common stock.

(2) Includes common stock held by individuals as of July 24, 1996 plus exercisable stock options, warrants and preferred stock eligible to be converted or exercised into common stock by August 31, 1996.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

            The following table sets forth the compensation for each of the last three (3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended March 31, 1996 (the "Named Executives"). The Company's compensation policies are discussed in the Compensation Committee Report that begins on page 6 of this document.

                                           SUMMARY ANNUAL COMPENSATION TABLE

                                                                ANNUAL       COMPENSATION
                                                        --------------------------------------------------
                                                                                                                LONG TERM
                                                                                                               COMPENSATION
                                 PRINCIPAL                                                        OTHER          OPTIONS
             NAME                 POSITION              YEAR    SALARY         BONUS          COMPENSATION      GRANTED **
             -----                --------              ----    ------         -----          ------------      ----------
DR. E. TED PRINCE (1)          President and            1996    $157,692        $100,000      $72,983 (2)        1,200,000
                              Chief Executive           1995      -               -            -
                                  Officer               1994      -               -            -

JOHN L. GILLIS  (1)            Executive Vice           1996     150,447          55,000     $ 54,539 (3)          350,000
                                 President              1995     149,154          30,000      157,659 (3)
                          Chief Operating Officer       1994     143,125          -             5,320 (3)

KRISHAN CANEKERATNE (1)         Senior Vice             1996     118,461          52,454       5,538  (4)          350,000
                                 President              1995     107,384          60,000       46,280 (4)
                                Development             1994      87,096          25,000         180  (4)

GEORGE TRIGILIO, JR.(1)        Executive Vice           1996     (5)                                  (5)          300,000
                                 President              1995
                              Imaging Division          1994

*DAVID GRACE                    Acting Chief            1996     (6)                                                10,000
                                 Executive              1995      17,000          -            -
                                  Officer               1994

*JOHN STEINKRAUSS (1)     Chief Financial Officer       1996     123,536          11,000      18,615  (7)          125,000
                           Vice President Finance       1995      88,845          -           20,961  (7)
                              & Administration          1994      -               -            -

*GERARD DORSEY                     Chief                1996      -               -            -                    -
                                 Executive              1995     144,000               0       -
                                                                                                      (8)
                                  Officer               1994     152,436          50,000         177  (8)

*   Indicates resignation
**  The Company does not have a restricted stock award program

(1) The individuals listed in the table became executive officers of the Company as follows: Dr. Prince, June 1995, Mr.
    Gillis, August 1992, Mr. Canekeratne, August 1992, Mr. Steinkrauss, July 1994, Mr. Trigilio, March 1996.

(2) Dr. Prince was paid $25,000 directly as a signing bonus and $25,000 indirectly as a consulting fee through Perth
    Ventures. The remaining $22,983 is comprised of $4,269 living allowance, $6,098 payment for an automobile lease, $1,560 for garage rental, $10,686 for apartment rental and $370 for an automobile allowance. Please refer to the Company's 1996
    Annual Report 10-K regarding additional information concerning Dr. Prince's employment agreement with INSCI under the
    Commitments and Contingencies footnote on page F-20.

(3) Other compensation for 1996 of $54,539 includes, imputed interest of $21,003 which represents 1995 calendar year interest relative to a $150,000 loan made to Mr. Gillis in April 1994 and $27,810 stemming from the surrender of 9,000 stock options to pay down the loan. The remaining $5,726 is for an automobile allowance. In 1995, Mr. Gillis was paid an automobile allowance of $5,140 and housing allowance of $900 and the Company included $150,000 which represented the loan made to Mr.Gillis in April 1994. Amounts for 1994 represent a $5,140 automobile allowance and $180 paid by the Company for life insurance. Please refer to the Company's 1996 Annual Report 10-K for additional information relative to Mr.
    Gillis' loan under Related Party Transactions on page F-13.

(4) For 1996, the $5,538 represents payment to Mr. Canekeratne for an automobile allowance. Amounts for 1995 represent a car allowance of $3,000, housing allowance of $13,280and a relocation allowance of $30,000. For 1994, the Company paid $180 for life insurance.

(5) Mr Trigilio became employed by the Company at the end of its current fiscal year on March 28, 1996 as a result of the acquisition of the Courtland Group, Inc. Mr. Trigilio has an employment agreement with the Company providing an annual salary of $100,000 as well as incentive bonuses conditioned upon his performance. Please refer to the Company's 1996 annual Report Form 10-K for additional information relative to Mr. Trigilio's employment agreement under Acquisition on page F-23.

(6) Mr.Grace is a past Director and was CEO for an interim period. Mr.Grace was not paid a salary.

(7) Amounts for 1996 represent $5,538 for an automobile allowance and $13,077 in relocation costs. For 1995, Mr. Steinkrauss received an automobile allowance of $4,038 and a relocation allowance of $16,923.

(8) All compensation to Mr. Dorsey was paid by Information Management Technology Corporation (IMTECH), the Company's former majority stockholder. Mr. Dorsey resigned as an officer and director of the Company and Imtech in September 1994.

OPTION GRANTS DURING FISCAL YEAR 1996
The following table provides information concerning options granted to officers and directors during the Fiscal Year ended March 31, 1996 and reflects the potential value of such options assuming 5% and 10% annual stock appreciation.

                            OPTION GRANTS DURING 1996 FISCAL YEAR
                          -----------------------------------------------------------
                                                                                                  POTENTIAL VALUE
                                                 % OF                                             ASSUMING ANNUAL
                                                TOTAL      EXERCISE      EXPIRATION              STOCK APPRECIATION
       NAME                            NUMBER   GRANTS      PRICE           DATE                5%               10%
       ----                            ------   ------      -----           ----               ---              ----
E. Ted Prince             (1)         250,000     6 %       $2.00         15 Jun 01        $  670,000        $ 886,000
                          (2)         950,000    22          1.66         25 Aug 01         2,113,000        2,794,000
Richard Gerstner          (3)         100,000     2          4.38         28 Mar 01           559,000          705,000
                          (4)         400,000     9          6.25         12 Jun 99         2,894,000        3,328,000
Francis Murphy            (5)         400,000     9          2.31         19 Oct 02         1,300,000        1,801,000
                          (6)         100,000     2          1.44          9 Sep 00           184,000          232,000
John Gillis               (7)         350,000     8          1.66         25 Aug 05           946,000        1,507,000
Krishan Canekeratne       (8)         350,000     8          1.66         25 Aug 05           946,000        1,507,000
George Trigilio, Jr.      (9)         300,000     7          4.38         28 Mar 06         2,140,000        3,408,000
Robert Oxenberg          (10)          10,000     -          1.66         10 Sept 05           27,000           43,000
                         (11)         100,000     2          1.44          9 Sept 00          184,000          232,000
Leonard Gartner          (12)         100,000     2          1.44          9 Sept 00          184,000          232,000
                         (13)          40,000     1          4.06         14 Mar 01           207,000          262,000
John Steinkrauss         (14)         125,000     3 %        1.66         25 Aug 00           265,000          334,000
David Grace              (15)          10,000     -          1.44         28 Sept 00          18,000            23,000
Olin Broadway            (16)          10,000     -          1.44         28 Sep 05         $ 23,000          $ 37,000

NOTES
- -----
(1) These options were granted to Dr. Prince under his original employment contract dated June 15, 1995. Such options were vested immediately and expire in six (6) years.
(2) As a result of an August 15, 1995 amendment to his contract, 700,000 shares were canceled and 950,000 new shares were granted. Such options were vested immediately, however in the event that Dr. Prince resigns or is terminated, he will only receive a pro-rata share of such options. Each month he remains employed by INSCI an additional 26,389 shares become vested and exercisable.
(3) Granted to Mr. Gerstner upon joining the Board of Directors on March 28, 1996.
(4) Options included as part of a letter agreement with Mr. Gerstner on June 12, 1996. Options under this agreement are vested when earned. Such options are earned upon signing new customers to reseller agreements and ensuring the annual continuation of such agreements.
(5) Options not exceeding 400,000 were granted to Mr. Murphy on an earn-out basis by providing consulting services through Emerging Technology Ventures Inc. (ETVI).
(6) Mr. Murphy was granted 100,000 shares upon joining the Board in September 1995.
(7) Mr. Gillis was awarded such options under a key employee direct grant program on August 25, 1995.
(8) Mr. Canekeratne was awarded such options under a key employee direct grant program on August 25, 1995.
(9) Mr. Trigilio was awarded such options as part of his employment agreement with the Company and will be vested on an earn-out basis using specific performance criteria.
(10) Options were awarded in September 1995 based on consulting services provided by Mr. Oxenberg.
(11) Mr. Oxenberg was granted 100,000 options upon rejoining the Board in September 1995.
(12) Mr. Gartner was granted 100,000 options upon joining the Board in September 1995
(13) Mr.Gartner was granted 40,000 options in lieu of cash compensation in March 1996 for providing additional monthly services under an existing retainer agreement.
(14) Mr. Steinkrauss was awarded options under a key employee direct grant program on August 25,1995.
(15) Mr. Grace received 10,000 upon resigning from the Board in September 1995.
(16) Mr. Broadway was granted 10,000 option upon resigning from the Board in September 1995.

OPTION EXERCISES AND HOLDINGS

            The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives:

                                     Aggregated Option Exercises In Last Fiscal Year
                                             And Fiscal Year End Option Values

                                                                                                                     Value of
                                                                                         Number of                 Unexercised
                                                                                        Unexercised                In-the-Money
                                                                                        Options/SARS               Options/SARS
                                                                                       at FY-End (#)              at Fy-End ($)
                                     Shares Acquired               Value                Exercisable/               Exercisable/
             Name                    on Exercise (#)          Realized ($)(1)          Unexercisable            Unexercisable (2)
             ----                    ---------------          ---------------          -------------            -----------------
E. Ted Prince                               -                        -                      566,668              $      1,662,462
                                                                                            633,332                     1,858,038
Richard Gerstner                            -                        -                            -                             -
                                                                                            500,000                        21,375
Francis Murphy                              -                        -                       68,537                       156,521
                                                                                            431,463                     1,072,354
John Gillis                                 -                        -                      102,367                       300,319
                                                                                            233,333                       684,541
Krishan Canekeratne                         -                        -                      116,667                       342,272
                                                                                            233,333                       684,541
George Trigilio, Jr.                        -                        -                            -                             -
                                                                                            300,000                        64,125
Robert Oxenberg                             -                        -                       25,000                        28,863
                                                                                            130,000                       402,443
Leonard Gartner                             -                        -                       17,500                         9,341
                                            -                        -                      122,500                        65,384
John Steinkrauss                         31,250                  $ 143,438                   31,250                        91,680
David Grace                              26,667                  $ 113,435                   15,000                        31,538
Olin Broadway                               -                        -                       10,000               $        31,538

(1)   Calculated by multiplying the number of shares underlying options by the difference between the average of the closing bid and ask price of the Common Stock as reported by NASDAQ on the date of exercise and the exercise price of the options.
(2)    Calculated by multiplying the number of shares underlying options by the difference between the average of the closing bid and ask price of the Common Stock as reported by NASDAQ on March 31, 1996 and the exercise price of the options.

REMUNERATION ON NON-MANAGEMENT DIRECTORS

             Each member of the Board of Directors who is not an officer or employee of the Company is entitled to participate in the Directors Option Plan described below, and to receive reimbursement for travel and other expenses directly related to his activities as a director. The Company does not pay inside or outside Directors on a per meeting basis for attendance at Board of Director meetings or related Committee meetings. However, each outside Director may be compensated pursuant to a written agreement with the Company to provide specific types of professional services such as financial, accounting or tax advice covering compensation plans, acquisitions and debt/equity placements. Please refer to the Company's 1996 Annual Report 10-K for additional information relative to Director compensation under Related Party Transactions on pages F-13 and F-14.

             With respect the Audit Committee, the Company has retained a financial consultant, Mr. B.Nicholas Harvey to be a member of the Committee on a retainer basis at $1,000 per quarter. He is the only non-Director member on any of the Company's Committees.

COMPENSATION PLANS:

o  EMPLOYMENT AGREEMENTS

             Effective June 15, 1995, the Company entered into an employment agreement for a period of three years with Dr. E. Ted Prince ("Dr. Prince") the Company's Chairman of Board of Directors, President and Chief Financial Officer. Dr. Prince's employment agreement, as amended, provides for a base salary of $200,000 per annum to be paid through the term of the agreement, annual incentive bonuses based upon attainment of defined profitability criteria, 250,000 vested stock options to purchase 250,000 shares of common stock at an exercise price of $2.00 per share, and 950,000 vested stock options to purchase 950,000 shares of common stock at an exercise price of $1.66 per share. With respect to the latter options, if the employment of Dr. Prince is terminated for any reason during the thirty-six month period of the employment agreement, then he must return to the Company a pro-rata portion of the 950,000 options. The portion to be returned would be determined based upon the number of months remaining in the agreement after his termination date as a percent of the original term of thirty-six months. In the event of a change of control of the Company through merger or acquisition, the provisions with respect to the return of the stock options would be waived. Dr. Prince achieved a $100,000 management incentive bonus during fiscal year 1996.

             Mr. George Trigilio, Jr. became employed by the Company at the end of its current fiscal year on March 28, 1996 as a result of the acquisition of the Courtland Group, Inc. Mr. Trigilio has an employment agreement with the Company providing an annual salary of $100,000 as well as incentive bonuses conditioned upon his performance. Please refer to the Company's 1996 annual Report Form 10-K for additional information relative to Mr. Trigilio's employment agreement under Acquisition on page F-23.

             The Company has employment agreements with its other executive officers which also includes annual incentive bonuses attainment of defined profitability criteria and other performance related objectives. If an executive officer's employment is terminated for any reason other than voluntary resignation or for cause (as defined in the agreements) then a severance benefit will be paid. The severance benefit varies from officer to officer, but is not greater in any instance than twelve month's salary and benefits. Exclusive of Dr. Prince, certain key members of management have been granted stock options as part of their compensation package. Mr. John L. Gillis and Mr. Krishan Canekeratne have 341,000 and 350,000 options, respectively.

             Mr. Roger C. Kuhn has an agreement in principle with the Company to execute an employment agreement at a base salary of $125,000 and a potential annual incentive of $25,000 based on performance objectives. In addition, Mr. Kuhn is to receive 100,000 stock options upon signing the agreement.

o 1992 STOCK OPTION PLAN

             As discussed under Proposal 3: To approve 3,000,000 shares of common stock $0.01 par value to be authorized in the 1997 Equity Incentive Plan
- - page 3 of this document, the 1992 Stock Option Plan will be terminated upon approval of the shareholders. The 1997 Equity Incentive Plan the successor plan and all stock options currently outstanding to employees under the 1992 plan will remain in effect according to their terms and conditions (including vesting requirements). Please refer to the 1997 Equity incentive Plan (as appended hereto) regarding the terms and conditions of that new plan. Additionally, for further information regarding the 1992 Stock Option Plan please refer to the Company's 1996 Annual Report 10-K pages F-21 and F-22.

o  DIRECTORS OPTION PLAN

             The Company's Directors Option Plan (the "Directors Plan") was adopted by the Board of Directors and approved by the Company's stockholders in October 1992, modified in July 1994 and amended effective September 1995. A total of 1,000,000 shares of Common Stock have been reserved for issuance under the Directors Plan. The purpose of the Directors Plan is to make service on the Board more attractive to present and prospective directors, since the continued services of qualified directors are considered essential to the sustained progress of the Company.

             The Directors Plan is administered by a committee made up of two members of the Board of Directors. The exercise price per share of any option granted under the Directors Plan may not be less than the fair market value of such shares on the date of grant. The Directors Plan provides for automatic option grants of 15,000shares to each director who is an eligible director immediately following each annual stockholders' meeting held in each even number calendar year. The Board of Directors is recommending (subject to stockholder ratification) that initial stock options granted to new directors will be 100,000 shares. Eligible directors include all members of the Board of Directors who are not also employees of the Company or any parent or subsidiary of the Company. The Directors Plan also provides that the eligible directors who are elected or appointed at any time other than at annual meetings of the Company held in even calendar years will receive an automatic grant of an option for a proportionate number of shares, based upon the time remaining until the annual meeting in the next even calendar year. One-half of each grant becomes exercisable when, and only if, the optionee continues to serve as a director until the earlier of the next annual meeting or the first anniversary of the date of grant of the option. The remaining shares vest on earlier of the second anniversary of the date of grant of the option. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Directors Plan. Any vested and exercisable options may be exercised in whole or in part by payment of the total purchase price in cash, check or promissory note or, if permitted by the committee, by tendering Common Stock of the Company. The Board of Directors is recommending (subject to shockholder ratification) that the current change in control provision be amended to contain immediate vesting upon change in control. Option grants will be non-transferable other than by will or the laws of descent and distribution or by a qualified domestic relations order.

             All rights to exercise options terminate 90 days following the date the optionee ceases to serve as a director of the Company for any reason other than death, or upon expiration of the option, whichever occurs first. If an optionee's position as a director is terminated due to the death of such optionee, the optionee's estate has one year to exercise any vested options. Except for termination in the event of a "Change of Control" (described below), the termination of service as a director for any reason shall not accelerate or otherwise affect the number of shares with regard to which an option may be exercised. Upon the occurrence of a "Change of Control" all shares subject to outstanding unexercised options immediately become 100% vested. A "Change of Control" will be deemed to have occurred if a majority of the members of the Board of Directors elected at an annual meeting are persons other than those proposed directors nominated by management, if any, in any proxy statement prepared by management for that meeting.

             There were 45,000 stock options exercisable at March 31, 1996. At March 31, 1996 there were 95,000 stock options outstanding and 905,000 available for grant. The Company has reserved 1,000,000 shares of common stock for future issuance.

o  1992 ADVISORY COMMITTEE PLAN

             The Company's 1992 Advisory Committee Plan (the "Advisory Plan" ) was adopted by the Board of Directors and approved by the Company's stockholders in October 1992. The Advisory Committee Plan was terminated in May 1993. A total of 200,000 shares of Common Stock were reserved for issuance under the Advisory Committee Plan, and options to acquire a total of 30,000 shares remain outstanding. The purpose of the Advisory Committee Plan was to assemble a group of officers and directors of the Company and individuals with experience in the Company's industry for the purpose of reviewing and advising the Company on business, marketing and technical development strategies. The Company's Board of Directors determined that the Advisory Committee was not achieving its intended purpose and terminated both the Advisory Committee and the Advisory Committee Plan. At the time of termination, the Advisory Committee was comprised of six members.

             The Advisory Committee Plan was administered by a committee made up of two members of the Board of Directors. The exercise price per share of any options granted under the Advisory Committee Plan could not be less than the fair market value of such shares on the date of grant. The Advisory Committee Plan provided for automatic option grants of 10,000 shares to each Advisory Committee member immediately following the individual's appointment to the Advisory Committee. One-half of each grant became exercisable when, and only if, the optionee continued to serve as a member of the Advisory Committee until the first anniversary of the date of grant the option. The remaining shares vested on the second anniversary of the date of grant of the option. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Advisory Committee Plan. Any vested and exercisable options may be exercised in whole or in part by payment of the full purchase price in cash or by check or , if permitted by the committee which administered the Advisory Committee Plan, by tendering Common Stock of the Company. Option grants are nontransferable other than by will or the laws of descent and distribution or by a qualified domestic relations order. In May 1993, the Board of Directors of the Company approved a resolution vesting 5,000 options for each Advisory Committee member as of the date of termination of the Committee. As of March 31, 1996, options to purchase an aggregate 30,000 shares have been vested to six former members of the Advisory Committee Plan. The options are exercisable at $18.00 per share.

o  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             In April 1994, the Company loaned John L. Gillis, presently the Company's Executive Vice President and Chief Operating Officer, and his wife, the amount of $150,000 to purchase a residence in Westborough, Massachusetts. The loan carries interest at the prime rate. During 1996, the Company and Mr. Gillis reached an agreement on a schedules of payments which anticipates repaying the loan principal and interest in full during the course of the next two fiscal years. The loan is collateralized by a pledge of Mr. Gillis' Imtech Class A Common Stock, Imtech and certain INSCI stock options and 500 INSCI units. This collateral has a present market value materially less than the outstanding balance of the loan. The outstanding loan balance as of March 31, 1996 is $143,619, and is offset by an valuation allowance for the same amount. During March 1996, Mr. Gillis paid down the loan through a combination of cash payments and surrender of stock options for $30,665. Interest paid by Mr. Gillis was $24,284.

             Please refer to the Company's 1996 Annual Report Form 10K for additional information under Related Party Transactions on pages F-13 and F-14.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

             The Company to the best of its knowledge has not received a copy of any Form 5 with respect to the fiscal year ended March 31, 1996 or any representations from any officer, director or 10% shareholder of the Company, other than Dr. Prince, Messrs. Gartner, Murphy, Gillis, Steinkrauss, Canekeratne and Oxenberg. Accordingly any other person who, at any time during the such fiscal year, was a director, officer or beneficial owner of more than ten percent of the Company's Common Stock may have been required to file, on a timely basis, reports required by Section 16(a) during the most recent fiscal year or prior years.

COMMON STOCK PERFORMANCE

                    INSCI
                   Indexed
         NASDAQ    Combined     INSCI        INSCI
Date      (US)       Unit       Stock       Warrant
- ---------------------------------------------------
 3/91    66.333
 6/91    65.564
 9/91    73.167
12/91    81.972
 3/92    84.543
 6/92    78.764
 9/92    82.000
12/92    95.398
 3/93    97.187
 6/93    99.053
 9/93   107.401
12/93   109.510
 3/94   104.904
 6/94   100.000     100.000
 9/94   108.279      30.769
12/94   107.045       8.615
 3/95   116.696      29.846
 6/95   133.481      28.615
 9/95   149.550      20.923
12/95   151.369      61.538    72.115      72.115
 3/96   158.425                84.707     102.212
 6/96   171.368               114.469      90.144

             COMMON STOCK PERFORMANCE: As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with the stock performance of appropriate similar companies. The Company has selected the NASDAQ Composite Index (US) for the published industry indexes for stock performance comparison. The graph reflects the NASDAQ index for a 5 year period, However, INSCI begins mid-way through the graph with its initial public offering as of April 21, 1994. The graph reflects the value of $100 invested in an INSCI Unit (Common Stock and Warrants) as of April 21, 1994 being worth approximately $10 in June 1995, and rising to around $60 in December 1995. As of December 15, 1995 the units split into two [2] tradeable securities, that is, common stock and warrants. Their closing price at the end of December 31, 1995 provided investors with approximately $70 in value. As of June 30, 1996 the common stock value, by itself, reflected an approximate value of $115, whereas the warrant had dropped to about a $90 value. On a combined weighted basis of Common Stock and Warrants, the investors original $100 is worth approximately $110 as of June 30, 1996, a 10% increase. From one and one half years ago at December 31, 1994 there was an approximate eleven [11] fold increase in value. In relation ship to the NASDAQ index, $100 invested in April 1994 (point of INSCI's IPO) would be worth approximately $170 as of June 30, 1996.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 1997 Annual Meeting of Stockholders no later than March 1, 1997 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 1997 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.


OTHER MATTERS
Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy.

VOTING PROCEDURE

             Under Delaware law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

             The Company is not aware of any other agenda item to be added to the agenda as it has not been informed by any stockholder of any request to do so.

             There are no matters on the agenda which involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-K for the Fiscal Year ended March 31, 1996 as filed with the Securities and Exchange Commission in addition to Form 10-Q and Form 8-K Reports as filed with the Commission.


                                 BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ DR. E. TED PRINCE
                                ---------------------------------------------
                                Dr. E. Ted Prince
                                Chairman and Chief Executive Officer

                                   INSCI Corp.
                           1997 Equity Incentive Plan

         SECTION 1.   GENERAL PURPOSE OF PLAN; DEFINITIONS.

         The name of this plan is the INSCI Corp. 1997 Equity Incentive Stock Plan (the "Plan"). The purpose of the Plan is to enable INSCI Corp. (the "Company") and its Subsidiaries to retain and attract executives and employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such executives and employees to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         a.  "Board" means the Board of Directors of the Company.

         b. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

         c. "Change in Control" shall mean [a change in common control of the Company due to (i) the sale or transfer of 50% or more of the Company's stock and/or assets to a person or persons unrelated to the Company at the time of such sale and/or (ii) the majority of directors elected at any Annual Meeting being persons other than the persons nominated by the Company's management in the proxy statement for such Annual Meeting.]

         d.  "Code" means the Internal Revenue Code of 1986, as amended.

         e. "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         f. "Company" means INSCI Corp. a corporation organized under the laws of the State of Delaware (or any successor corporation).

         g. "Deferred Stock" means an award of Stock that is made on a deferred basis pursuant to Section 8 below.

         h. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

         i. "Employee" means an employee of the Company and/or its Subsidiaries.

         j. "Fair Market Value" means the average of the closing high bid and low asked prices on the over-the-counter market for the stock as reported by the National Association of Securities Dealers Automatic Quotation System, or in the absence of such price, the value of the Stock on a given date as determined by the Committee based on such relevant factors as shall, in the Committee's sole discretion, be applicable to such valuation and in accordance with generally-accepted accounting practices and applicable securities regulations.

         k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
             Section 422A of the Code.

         l. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         m. "Retirement" means retirement from active employment with the Company and/or any Subsidiary of the Company on or after age 65.

         n. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 below.

         o.  "Stock" means the Common Stock, $.01 par value, of the Company.

         p. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and ( ii) the aggregate exercise price of such Stock Option or such portion thereof.

         q. "Stock Appreciation Award" means the right, independent of any Stock Option, to receive, pursuant to an award granted under paragraph (c) of Section 6 of this Plan, with respect to a specified number of shares of Stock, an amount equal to the difference on the date that such right is exercised between (i) the Fair Market Value of such shares on the date that such right is exercised, and (ii) the Fair Market Value of such shares on the date that such right was granted.

         r. "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

         s. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

         SECTION 2.   ADMINISTRATION.

         The Plan shall he administered by a Committee of not less than two non-employee directors who are Disinterested Persons, and who shall be appointed by the Board of Directors of the Company (the "Board") and serve at the pleasure of the Board.

         Subject to such directions or resolutions as may from time to time be issued or adopted by the Board, the Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights and/or Awards, (iii) Restricted Stock,
(iv) Deferred Stock or (v) any other Stock-based awards permitted hereunder.

In particular, the Committee shall have the authority: (i) to select the officers and other employees of the Company and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Stock Appreciation Awards, Restricted Stock, Deferred Stock or other Stock-based awards may from time to time be granted hereunder; (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Stock Appreciation Awards, Restricted Stock, Deferred Stock or other Stock-based awards, or a combination of the foregoing, are to be granted hereunder; (iii) to determine the number of shares to be covered by each such award granted hereunder; (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any vesting requirement or restriction on any Stock Option, Stock Appreciation Right, Stock Appreciation Award, Restricted Stock, Deferred Stock or other Stock-based award and/or the shares of Stock relating thereto); (v) to determine whether, to what extent and under what circumstances Restricted Stock, Deferred Stock or other Stock-based awards may be settled in cash; and (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         Subject to any applicable directions and resolutions of the Board, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         SECTION 3.   STOCK SUBJECT TO PLAN.

         The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, except that treasury shares must be used in the case of restricted stock and deferred stock awards.

         If any shares that have been optioned cease to be subject to option, or if any shares subject to any Stock Appreciation Award, Restricted Stock award, Deferred Stock award or other Stock-based award granted hereunder are forfeited, they shall again be available for distribution in connection with future awards under the Plan. In the event of exercise of a Stock Appreciation Right or Award, the number of shares issued [or issuable] at the time of exercise based on the Fair Market Value of the Stock at such time shall not be available for distribution in connection with any other awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Stock Appreciation Awards, Restricted Stock, Deferred Stock or other Stock-based awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any option.

         SECTION 4.   ELIGIBILITY.

         Officers and other employees of the Company and its Subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for the management, growth and profitability of the business of the Company and its Subsidiaries or who are otherwise selected by the Committee are eligible to be granted Stock Options, Stock Appreciation Rights or Awards, Restricted Stock, Deferred Stock or other Stock-based awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

         SECTION 5.   STOCK OPTIONS.

         Any stock option granted under the Plan shall be in such form as the Committee may from time to time approve.

         The stock options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term or condition of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422A of the Code.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425 (d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company or any Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the fair market value of the Stock on the date the option is granted.

         (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of Stock of the Company or any Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the option, except as provided in paragraph (9) of this Section 5. Notwithstanding this Section 5(c), the Committee may, in the event of a Change in Control, accelerate vesting of unexercised options.

         (d) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or, with Committee's approval, by a note. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the fair market value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 13.

         (f) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (g) TERMINATION BY DEATH. If an optionee's employment by the Company or a Subsidiary terminates by reason of death, the Stock Option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of twelve months from the date of such death or until the expiration of the stated term of the option, whichever period is the shorter.

         (h) TERMINATION BY REASON OF PERMANENT DISABILITY. If an optionee's employment by the Company or any Subsidiary terminates by reason of permanent disability, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of permanent disability, but may not be exercised after two years from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter; provided, however, that, if the optionee dies within such two-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of permanent disability, if an Incentive Stock Option is exercised prior to the expiration of the holding periods that apply for purposes of Section 422A of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         (i) TERMINATION BY REASON OF RETIREMENT. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three years from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised prior to the expiration of the holding periods that apply for purposes of Section 422A of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

          (j) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee's employment by the Company and/or any Subsidiary terminates for any reason other than death, permanent disability, or Retirement, the Stock Option shall thereupon terminate, except that the option may be exercised for the lesser of three months or the balance of the option's term if the optionee is involuntarily terminated by the Company and/or any Subsidiary without Cause.

         (k) INCENTIVE STOCK OPTIONS. The aggregate fair market value of any Incentive Stock Options which an employee may exercise for the first time during any calendar year shall not exceed $100,000 as required under Section 422A of the code.

         (l) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock or Deferred Stock, or may, in the option agreement, reserve a right to so provide after the time of grant.

         SECTION 6.   STOCK APPRECIATION RIGHTS AND AWARDS.

          (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, as follows: (i) in the case of a Non-Qualified Stock Option, such rights may be granted either at the time of the grant of such option or at any subsequent time during the term of the option; and ( ii) in the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right. A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of
         Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or permanent disability of the optionee prior to the expiration of the six-month period.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash equal to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (f) of Section 5 of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of Stock to he issued under the Plan, as set forth in Section 3 of the Plan.

                  (v) Stock Appreciation Rights granted in connection with Incentive Stock Options may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

         (c) To the extent deemed appropriate by the Committee, the Committee may also award Stock Appreciation Awards, subject, where appropriate, to terms and conditions similar to those set forth in paragraph (b) of this Section 6 and such other terms and conditions as the Committee shall deem appropriate.

         SECTION 7.   RESTRICTED STOCK.

         (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) AWARDS AND CERTIFICATES. The prospective recipient of an award of shares of Restricted Stock shall not, with respect to such award, be deemed to have become a participant, or to have any rights with respect to such award, until and unless such recipient shall have executed an agreement evidencing the award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

                  (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the INSCI Corp. 1997 Equity Incentive Plan and an Agreement entered into between the registered owner and INSCI Corp. Copies of such Plan and Agreement are on file in the offices of INSCI Corp., 2 Westborough Business Park, Westborough, MA 01581."

                  (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award.

         (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreements, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under the Plan. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (ii) Except as provided in paragraph (c) (i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock or otherwise reinvested. Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

                  (iii) Subject to the provisions of paragraph (c) (iv) of this
         Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant and reacquired by the Company.

                  (iv) In the event of a participant's Retirement, permanent disability, or death, or in the event of a Change in Control, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

         SECTION 8.   DEFERRED STOCK AWARDS.

         (a) ADMINISTRATION. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and its subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. In its sole discretion, the Committee may provide for a minimum payment at the end of the applicable Deferral Period based on a stated percentage of the full fair market value on the date of grant of the number of shares covered by a Deferred Stock award. The Committee may also provide for the grant of Deferred Stock upon the completion of a specified performance period. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

         (b)      TERMS AND CONDITIONS.

                  (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period, share certificates shall be delivered to the participant, or legal representative, in a number equal to the shares covered by the Deferred Stock award.

                  (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, as determined at the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award agreement and paragraph (b) (iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

                  (iv) In the event of the participant's Retirement, permanent disability or death during the Deferral Period, or in the event of a Change in Control, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

                  (v) Prior to completion of the Deferral Period, a participant may elect to further defer (the "Elective Deferral Period") receipt of the award for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion.

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

         SECTION 9.   OTHER STOCK-BASED AWARDS.

         (a) ADMINISTRATION. Other awards of, or based on, Stock ("other Stock-based awards") may be granted either alone or in addition to Stock Options, Stock Appreciation Rights or Awards, Restricted Stock or Deferred Stock granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the officers and employees of the Company and its subsidiaries to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of stock upon the completion of a specified performance period. The provisions of other Stock-based awards need not be the same with respect to each recipient.

         (b) TERMS AND CONDITIONS.

                  (i) Subject to the provisions of this Plan, shares subject to awards made under this Section 9, may be sold, assigned, transferred, pledged or otherwise encumbered only to the extent (if any) permitted under the award agreement.

                  (ii) Subject to the provisions of this Plan and the award agreement, the recipient of an award under this Section 9 may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                  (iii) The shares covered by any award under this Section 9 may be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                  (iv) In the event of the participant's Retirement, permanent disability or death, or in the event of a Change in Control, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of the participant's shares awarded under this
         Section 9.

                  (v) Each award under this Section 9 shall be confirmed by, and subject to the terms of, an agreement executed by the Company and the participant.

         SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC.

          For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer of an employee from the Company to a Subsidiary, or from a Subsidiary to the Company, or from one Subsidiary to another;

          (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days; and

          (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

         SECTION 11.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right or Award, Restricted Stock, Deferred Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

         (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

         (b) decrease the option price of any Stock Option to less than 100% of the fair market value on the date of the granting of the option;

         (c) extend the maximum option period under paragraph (b) of Section 5 of the Plan.

         The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

         SECTION 12.  UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         SECTION 13.  GENERAL PROVISIONS.

          (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (b) Recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than options) are not required to make any payment or provide consideration other than the rendering of services.

          (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          (d) If any participant properly elects, within the applicable time limits following grant, to include in gross income for Federal income tax purposes an amount equal to the fair market value (on the date of grant of the award) of the Stock subject to the award, such participant shall make arrangements satisfactory to the Committee to pay to the Company, in the year of such award, any Federal, state, or local taxes required to be withheld with respect to such shares. If such employee shall fail to make such tax payments as are required, the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         Any participant who does not or cannot make the election described in the preceding subparagraph with respect to an award, shall, no later than the date as of which the value of the award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such award, and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.


         SECTION 14.  EFFECTIVE DATE OF PLAN.

          The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the total outstanding Stock.

         SECTION 15.  TERM OF PLAN.

         No Stock Option, Stock Appreciation Right or Award, Restricted Stock, Deferred Stock, or other Stock-based award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.

INSCI Corp                     PROXY   This Proxy is Solicited on Behalf of the
Two Westborough Business Park                    Board of Directors
Westborough, MA 01581                  The undersigned hereby appoints Dr. E.
                                       Ted Prince, Leonard Gartner, Frank
                                       Murphy, Robert Oxenberg and Richard
                                       Gerstner as proxies each with the power
                                       to appoint his or her substitute and
                                       hereby Authorized them to represent and
                                       to vote as designated below all shares of common stock of INSCI Corp held on record by the undersigned on July 24, 1996 at the annual meeting of shareholders to be held on September 26, 1996 at 12:00 pm at the Cornell Club 6 East 44th Street, NY,
                                       NY 11001 or any adjournment thereof.

1. ELECTION OF DIRECTORS  For all nominees           WITHHOLD AUTHORITY
                           listed below              To vote for all
                         (Except as marked to the    nominees listed
                          contrary below)    [ ]      below     [ ]

     Dr. E. Ted Prince, Richard T. Gerstner, Frances X. Murphy,
     Leonard Gartner, Robert Oxenberg
     (Instruction to withhold authority to vote for any individual nominee's name in the space provided below)

     --------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF MAHONEY COHEN RASHBA & POKART, CPA,PC as the independent public accountants of the Corporation

         [ ]  FOR            [ ]  AGAINST         [ ]  ABSTAIN

3. TO APPROVE THE 1997 EQUITY INCENTIVE PLAN

         [ ]  FOR            [ ]  AGAINST         [ ]  ABSTAIN

4. TO RATIFY THE BOARD OF DIRECTORS RESOLUTION WITH RESPECT TO THE DIRECT GRANT OF 3,000,000 STOCK OPTIONS TO CERTAIN EMPLOYEES, DIRECTORS AND CONSULTANTS.

         [ ]  FOR            [ ]  AGAINST         [ ]  ABSTAIN

5. TO AMEND THE 1992 DIRECTORS OPTION PLAN

         [ ]  FOR            [ ]  AGAINST         [ ]  ABSTAIN

In their discretion the proxies are authorized to vote upon such other further business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is provided, this proxy will be voted FOR Proposals 1, 2, 3, and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




Dated: _______________,1996                    ______________________________
                                               Signature

 Please mark, sign, date and return            ______________________________
 the proxy card promptly using the             Signature if held jointly
 enclosed envelope